UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2015 (May 21, 2015)

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 21, 2015, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”) in Bristol, Virginia.  The final results of the matters voted on at the Annual Meeting are provided below.

Proposal No. 1:  The election of seven directors to hold office for a one-year term expiring at the annual meeting in 2016 and until their respective successors are elected and qualified:

Director Name	For	Against	Abstain	Broker Non-Votes
Kevin S. Crutchfield	84,007,968	4,763,379	1,252,681	76,781,492
William J. Crowley, Jr.	83,861,048	4,801,992	1,360,988	76,781,492
E. Linn Draper, Jr.	82,544,320	6,119,755	1,359,953	76,781,492
Deborah M. Fretz	80,825,972	7,783,178	1,414,878	76,781,492
P. Michael Giftos	79,390,156	9,266,714	1,367,158	76,781,492
L. Patrick Hassey	80,960,602	7,681,724	1,381,702	76,781,492
Joel Richards, III	81,035,546	7,628,593	1,359,889	76,781,492

Proposal No. 2:  The approval of a proposed authorized share increase:

For:	135,011,568
Against:	29,564,440
Abstain:	2,229,512
There were no broker non-votes on this proposal.

Proposal No. 3:  The approval of a reverse stock split and authorized share decrease:

For:	138,361,657
Against:	27,900,118
Abstain:	543,745
There were no broker non-votes on this proposal.

Proposal No. 4:  The advisory approval of the Company’s executive compensation:

For:	54,859,979
Against:	34,025,310
Abstain:	1,138,740
Broker Non-Votes:	76,781,492

Proposal No. 5:  The ratification of KPMG LLP as Alpha’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

For:	155,662,279
Against:	8,938,060
Abstain:	2,205,181
There were no broker non-votes on this proposal.

Proposal No. 6:  A stockholder proposal regarding proxy access:

For:	59,286,157
Against:	29,013,658
Abstain:	1,724,213
Broker Non-Votes:	76,781,492

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

Date: May 22, 2015	By:	/s/ William L. Phillips III
Name: William L. Phillips III
Title: Assistant Secretary